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SCHEDULE 14C INFORMATION

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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

EQ ADVISORS TRUST

SUPPLEMENT DATED FEBRUARY [22], 2005 TO THE

PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

DATED MAY 1, 2004 AND JULY 12, 2004, RESPECTIVELY, AS AMENDED

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectuses and Statements of Additional Information of EQ Advisors Trust (the “Trust”). You may obtain an additional copy of each Prospectus or Statement of Additional Information, or the Trust’s most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about new investment sub-advisers for the EQ/Enterprise Multi-Cap Growth Portfolio (“Multi-Cap Portfolio”), the EQ/Enterprise Small Company Growth Portfolio (“Small Company Growth Portfolio”), the EQ/JP Morgan Value Opportunities Portfolio (formerly, “EQ/Putnam Growth & Income Value Portfolio”) (“Value Opportunities Portfolio”), and the EQ/Capital Guardian Growth Portfolio (formerly, “EQ/Putnam Voyager Portfolio”) (“Growth Portfolio”).

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares and are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on December 1, 2004, the Board of Trustees, including the Trustees who are not “interested persons” of the Trust, the Investment Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) (“Independent Trustees”), unanimously approved the Investment Manager’s proposals to (1) replace Fred Alger Management, Inc. (“Alger”) as the Adviser to the Multi-Cap Portfolio with Montag & Caldwell, Inc. (“Montag” or “New Adviser”), (2) replace William D. Witter, Inc. (“Witter”) as the Adviser to the Small Company Growth Portfolio with Bear Stearns Asset Management Inc.) (“Bear Stearns” or “New Adviser”), (3) replace Putnam Investment Management, LLC (“Putnam”) as the Adviser to the former EQ/Putnam Growth & Income Value Portfolio with JP Morgan Investment Management Inc. (“JP Morgan” or “New Adviser”), and change the name of the portfolio to EQ/JP Morgan Value Opportunities Portfolio, and (4) replace Putnam as the Adviser to the former EQ/Putnam Voyager Portfolio with Capital Guardian Trust Company (“Capital Guardian” or “New Adviser”) and change the name of the portfolio to EQ/Capital Guardian Growth Portfolio. The Investment Manager’s proposals were based on its evaluation of certain personnel changes that recently have occurred at Alger and Witter, respectively, and certain performance related issues at Putnam with respect to each of the former EQ/Putnam Growth & Income Value Portfolio and the former EQ/Putnam Voyager Portfolio.

Factors Considered by the Board

In approving the Investment Advisory Agreement with each New Adviser, the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and each New Adviser. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreements. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by the New Adviser to the respective portfolio; (ii) the New Adviser’s investment approach; (iii) the structure of the New Adviser and its ability to provide services to the respective portfolio, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) the New Adviser’s investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of the New Adviser’s advisory fee with those of other potential advisers, and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of the New Adviser serving as an Adviser to the portfolio, including costs associated with the transition of assets from the prior Adviser to the New Adviser. Based on its consideration and review of the foregoing information, the Board of Trustees determined that each portfolio is likely to benefit from the nature and quality of the services expected to be provided by its respective New Adviser, as well as their ability to render such services based on their experience, reputation and resources and their investment approach, style and process. The Board of Trustees also determined that each New Adviser’s historical performance record compared favorably to its peer group and benchmark. The Board of Trustees further determined that each New Adviser’s advisory fee was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective portfolio was in the best interests of the portfolio and its shareholders. As a result of the Board of Trustees’ determination, effective as of December 10, 2004, each New Adviser became an Adviser to its respective portfolio.

Information Regarding the Investment Advisory Agreements

Except as to effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for its respective portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the portfolio, on sixty days’ written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days’ written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to the portfolio, except that nothing in the agreement limits the New Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the respective portfolio or the respective allocated portion of the portfolio advised by the New Adviser, if such statement or omission was made in reliance upon information furnished by the New Adviser to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and Alger with respect to the Multi-Cap Portfolio, dated as of July 9, 2004, Alger received an advisory fee based on the assets of the portfolio as follows: 0.40% of the average daily net assets. For the fiscal year ended December 31, 2004, Alger received $258,248 in advisory fees with respect to the Multi-Cap Portfolio. The old investment advisory agreement between AXA Equitable and Alger with respect to the Multi-Cap Portfolio was last approved by the Board of Trustees on December 3, 2003.

Under the old investment advisory agreement between AXA Equitable and Witter with respect to the Small Company Growth Portfolio, dated as of July 9, 2004, Witter received an advisory fee based on the assets of the portfolio as follows: 0.40% of the average daily net assets up to and including $1 billion; and 0.30% of the average daily net assets in excess of $1 billion. For the fiscal year ended December 31, 2004, Witter received $444,038 in advisory fees with respect to the Small Company Growth Portfolio. The old investment advisory agreement between AXA Equitable and Witter with respect to the Small Company Growth Portfolio was last approved by the Board of Trustees on December 3, 2003.

Under the old investment advisory agreement between AXA Equitable and Putnam with respect to the former EQ/Putnam Growth & Income Value Portfolio, dated as of July 31, 2003 and amended as of December 12, 2003, Putnam received an advisory fee based on the assets of the portfolio as follows: 0.375% of the portfolio’s average daily net assets up to and including $150 million; 0.325% of the portfolio’s average daily net assets in excess of $150 million up to and including $300 million; and 0.225% of the portfolio’s average daily net assets in excess of $300 million. For the fiscal year ended December 31, 2004, Putnam received $1,673,906 in advisory fees with respect to the former EQ/Putnam Growth & Income Value Portfolio. The old investment advisory agreement between AXA Equitable and Putnam with respect to the former EQ/Putnam Growth & Income Value Portfolio was last approved by the Board of Trustees on July 8, 2004.

Under the old investment advisory agreement between AXA Equitable and Putnam with respect to the former EQ/Putnam Voyager Portfolio, dated as of July 31, 2003 and amended as of December 12, 2003, Putnam received an advisory fee based on the assets of the portfolio as follows: 0.425% of the portfolio’s average daily net assets up to and including $150 million; 0.350% of the portfolio’s average daily net assets in excess of $150 million up to and including $300 million; 0.225% of the portfolio’s average daily net assets in excess of $300 million up to and including $500 million; and 0.200% of the portfolio’s average daily net assets in excess of $500 million. For the fiscal year ended December 31, 2004, Putnam received $943,583 in advisory fees with respect to the former EQ/Putnam Voyager Portfolio. The old investment advisory agreement between AXA Equitable and Putnam with respect to the former EQ/Putnam Voyager Portfolio was last approved by the Board of Trustees on July 8, 2004.

Information Regarding the New Advisers

Montag & Caldwell, Inc.

As the new Adviser to the Multi-Cap Portfolio, Montag anticipates that it will invest the assets of the Multi-Cap Portfolio primarily in U.S. common stocks in seeking to achieve the portfolio’s investment objective of long-term capital appreciation. Montag will employ a disciplined process that combines earnings growth and value style investing. In particular, Montag anticipates that the Multi-Cap Portfolio will invest in stocks of companies with long-term earnings potential, but which are currently selling at a discount to their estimated long-term value. The principal risks of investing in the Multi-Cap Portfolio are listed in the Trust Prospectus under the heading “The Principal Risks.” These risks are discussed in more detail under the heading “More Information on Principal Risks and Benchmarks” in the Trust Prospectus.

It is anticipated that Ronald E. Canakaris, President and Chief Investment Officer of Montag, will be responsible for the day-to-day investment management of the Multi-Cap Portfolio. Mr. Canakaris has over 34 years of experience in the investment management industry and has been President of Montag for over 18 years.

For its services to the Multi-Cap Portfolio, Montag receives an advisory fee as follows: 0.30% of the portfolio’s average daily net assets up to and including $1 billion; and 0.20% of the portfolio’s average daily net assets thereafter. AXA Equitable (and not the Multi-Cap Portfolio) is responsible for the payment of advisory fees to Montag. The management fee for the Multi-Cap Portfolio will not change as a result of appointing Montag as an Adviser to the portfolio.

Montag has been engaged in the business of providing investment counseling to individuals and institutions since 1945 and, as of December 31, 2004, had $28.3 billion in assets under management. Montag is located at 3455 Peachtree Road, N.E., Suite 1200, Atlanta, Georgia 30326-3248. Information regarding other comparable funds for which Montag serves as an adviser is provided in Appendix A to this Supplement.

Montag is a subsidiary of ABN AMRO Asset Management Holdings, Inc., which is a wholly owned subsidiary of ABN AMRO North America Holding Company. Ronald E. Canakaris is the President, Chief Executive Officer and Chief Investment Officer of Montag. The current directors of Montag are Ronald E. Canakaris, Solon P. Patterson, William A. Vogel, Albert Petrus Schouws (Chief Financial Officer of ABN AMRO Asset Management, Ltd.) and Huibert G. Boumeester (Chief Executive Officer of ABN AMRO Asset Management Ltd.). The principal business address for each of the foregoing persons is 3455 Peachtree Road, N.E., Suite 1200, Atlanta, Georgia 30326-3248.

Bear Stearns Asset Management Inc.

As the new Adviser to the Small Company Growth Portfolio, Bear Stearns anticipates that it will invest the assets of the portfolio in equity securities in seeking to achieve the portfolio’s investment objective of capital appreciation. It is anticipated that under normal circumstances, Bear Stearns will invest at least 80% of the net assets of the Small Company Growth Portfolio in equity securities of U.S. small-capitalization companies. For these purposes, small-capitalization companies are companies with market capitalization within the range of companies in the Russell 2000 Growth Index at the time of investment. The market capitalization of companies included in this index fluctuates with the markets and was approximately $50 million to $2.9 billion as of December 1, 2004. It is anticipated that at the time of initial investment, the market capitalization of companies for the Small Company Growth Portfolio generally will be between $200 million and $2 billion. Bear Stearns employs a systematic approach to selecting portfolio securities. As part of its systematic approach, Bear Stearns screens the U.S. equity universe of stocks with market capitalizations between $200 million and $2 billion, low price-to-sales ratios, increasing earnings, and strong price appreciation. Once a stock has been acquired for the Small Company Growth Portfolio, Bear Stearns may purchase additional shares of such stock for the portfolio even if the market capitalization of the company exceeds $2 billion, provided that the company’s market capitalization does not exceed the maximum market capitalization of companies included in the Russell 2000 Growth Index at the time of such additional investment. The principal risks of investing in the Small Company Growth Portfolio are listed in the Trust Prospectus under the heading “The Principal Risks.” These risks are discussed in more detail under the heading “More Information on Principal Risks and Benchmarks” in the Trust Prospectus.

It is anticipated that James P. O’Shaughnessy will be responsible for the day-to-day management of the Small Company Growth Portfolio. Mr. O’ Shaughnessy is a Senior Managing Director and Director of Systematic Equity Investments at Bear Stearns. Mr. O’Shaughnessy joined Bear Stearns in 2001 as the head of the Systematic Equity team. From 1988 to 2001, Mr. O’Shaughnessy was Chairman and CEO of Netfolio, Inc. (formerly known as O’Shaughnessy Capital Management). Prior to this time, he was the Managing Partner of Southview Development Company, an equity and venture investment partnership.

For its services to the Small Company Growth Portfolio, Bear Stearns receives an advisory fee as follows: 0.55% of the portfolio’s average daily net assets up to and including $100 million; and 0.50% of the portfolio’s average daily net assets thereafter. AXA Equitable (and not the Small Company Growth Portfolio) is responsible for the payment of advisory fees to Bear Stearns. The management fee for the Small Company Growth Portfolio will not change as a result of appointing Bear Stearns as an Adviser to the portfolio.

As of December 31, 2004, Bear Stearns managed approximately $ 30.9 billion in assets, with expertise spanning equity, fixed income and alternative investment strategies. Bear Stearns manages money for corporations, municipal governments, multi-employer endowments, foundations and family groups. Bear Stearns is located at 383 Madison Avenue, New York, New York 10179. Bear Stearns does not serve as an adviser to any funds comparable to the Small Company Growth Portfolio.

Bear Stearns was founded in 1984 as a division of Bear Stearns & Co. Inc. and is now a wholly owned subsidiary of The Bear Stearns Companies Inc. (NYSE: BSC). The Bear Stearns Companies Inc. was founded in 1923 and, as of December 31, 2004, had approximately $46 billion in total capital. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading and securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisers. Richard A. Marin is Chairman of the Board, Chief Executive Officer and President of Bear Stearns. The other current directors of Bear Stearns are Ralph R. Cioffi, Barry J. Cohen, John W. Geissinger and Michael E. Guarasci Sr. The principal business address for each of the foregoing persons is 383 Madison Avenue, New York, New York 10179.

JP Morgan Investment Management Inc.

As the new Adviser to the Value Opportunities Portfolio, it is anticipated that JP Morgan will seek to achieve the portfolio’s investment objective of long-term capital appreciation by investing under normal circumstances, at least 80% of its net assets in equity securities of mid- and large-capitalization companies. Issuers with market capitalization between $2 billion and $5 billion are considered mid-capitalization while those above $5 billion are considered large-capitalization. The team employs a value-oriented investment approach that seeks to identify attractive companies through fundamental research and discounted cash flow analysis. JP Morgan seeks to identify relative value within sectors by combining company analysis of its research and portfolio management teams with market sentiment and macro-insights of the portfolio managers. The principal risks of investing in the Value Opportunities Portfolio are listed in the Trust Prospectus under the heading “The Principal Risks.” These risks are discussed in more detail under the heading “More Information on Principal Risks and Benchmarks” in the Trust Prospectus.

It is anticipated that Bradford L. Frishberg and Alan Gutmann will manage the Value Opportunities Portfolio on a day-to-day basis. Mr. Frishberg is a Managing Director of JP Morgan and has worked for JP Morgan or an affiliate since 1996. Mr. Gutmann is a Vice President of JP Morgan and has worked at JP Morgan since 2003. Prior to working at JP Morgan, Mr. Gutmann was a research analyst and portfolio manager at Oppenheimer Capital, First Manhattan and Neuberger Berman.

For its services to the Value Opportunities Portfolio, JP Morgan receives an advisory fee as follows: 0.40% of the portfolio’s average daily net assets up to and including $50 million; 0.35% of the portfolio’s average daily net assets in excess of $50 million up to and including $150 million; and 0.30% of the portfolio’s average daily net assets thereafter. AXA Equitable (and not the Value Opportunities Portfolio) is responsible for the payment of advisory fees to JP Morgan. The management fee for the Value Opportunities Portfolio will not change as a result of appointing JP Morgan as an Adviser to the portfolio.

JP Morgan manages assets for governments, corporations, endowments, foundations, and individuals worldwide. As of December 31, 2004, JP Morgan had approximately $791 billion in assets under management. JP Morgan is located at 522 Fifth Avenue, New York, New York. Information regarding other comparable funds for which JP Morgan serves as an adviser is provided in Appendix A to this Supplement.

JP Morgan is a wholly owned subsidiary of J.P. Morgan Fleming Asset Management Holdings, Inc. and an indirect-wholly owned subsidiary of JPMorgan Chase & Co., a publicly held bank holding company and global financial services firm. The principal address of each of these companies (other than JP Morgan) is 270 Park Avenue, New York, New York 10017.

Evelyn E. Guernsey is the President and Principal Executive Officer of JP Morgan. The current directors of JP Morgan are: Evelyn E. Guernsey, George C.W. Gatch, Lawrence M. Unrein and Mark Barry Ewart White. The principal business address for each of the foregoing persons is 522 Fifth Avenue, New York, New York 10036.

Capital Guardian Trust Company

As the new Adviser to the Growth Portfolio, it is anticipated that Capital Guardian will seek to achieve the portfolio’s investment objective of long-term growth of capital by investing primarily in equity securities of U.S. issuers and securities whose principal markets are in the U.S., including American Depository Receipts (ADR) and other U.S.-registered foreign securities. It is anticipated that the portfolio will normally be invested primarily in common stocks, or securities convertible or exchangeable into common stocks, of companies with market capitalization greater than $1.5 billion at the time of purchase. Capital Guardian will seek to invest primarily in securities that at the time of purchase exhibit one or more “growth” characteristics relative to the U.S. market. The “growth” characteristics include securities exceeding the market’s rate of growth in at least one of the following categories: earnings, unit sales, revenue or cash flow. The principal risks of investing in the Growth Portfolio are listed in the Trust Prospectus under the heading “The Principal Risks.” These risks are discussed in more detail under the heading “More Information on Principal Risks and Benchmarks” in the Trust Prospectus.

It is anticipated that the day-to-day investment management decisions for the Growth Portfolio will be made by a team of investment professionals at Capital Guardian. Each investment professional is responsible for managing a portion of the portfolio according to his or her own approach to investing. This method allows each investment professional to create his or her own best ideas portfolio, while accomplishing diversification through the blending of many different investment styles.

For its services to the Growth Portfolio, Capital Guardian receives an advisory fee as follows: 0.34% of the portfolio’s average daily net assets up to and including $600 million; and 0.32% of the portfolio’s average daily net assets thereafter. AXA Equitable (and not the Growth Portfolio) is responsible for the payment of advisory fees to Capital Guardian. The management fee for the Growth Portfolio will not change as a result of appointing Capital Guardian as the Adviser to the portfolio.

Capital Guardian has been providing investment management services since 1968 and, as of December 31, 2004, had $162 billion in assets under management. Capital Guardian is located at 333 South Hope Street, Los Angeles, California 90071. Information regarding other comparable funds for which Capital Guardian serves as an adviser is provided in Appendix A to this Supplement.

Capital Guardian is a wholly owned subsidiary of Capital Group International, Inc. which is wholly owned by The Capital Group Companies, Inc. The principal address of these companies is 333 South Hope Street, Los Angeles, California 90071. Andrew F. Barth is the President of Capital Guardian and John H. Seiter is the Executive Vice President. The current directors of Capital Guardian are Andrew F. Barth, John H. Seiter, David I. Fisher, Nancy J. Kyle, Robert Ronus and Eugene P. Stein.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, each of the Multi-Cap Portfolio, the Small Company Growth Portfolio, the Value Opportunities Portfolio and the Growth Portfolio may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Adviser(s), with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or the Adviser(s). For the fiscal year ended December 31, 2004, the Multi-Cap Portfolio paid $138,607 in brokerage commissions to Fred Alger & Co., Inc., an affiliated broker of Alger, the portfolio’s previous adviser, and $2,088 to Sanford C. Bernstein & Co. LLC, an indirect broker subsidiary of the Investment Manager, which collectively represent 29.59% of the portfolio’s total brokerage commissions.

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of January 7, 2005. AXA Equitable is organized as a New York stock life insurance company and is a wholly-owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of January 7, 2005, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Multi-Cap Portfolio, the Small Company Growth Portfolio, the Value Opportunities Portfolio and the Growth Portfolio and no Contractowner owned Contracts entitling such person to give voting instructions regarding more than 5% of the outstanding shares of each class of such portfolios.

A copy of the Trust’s 2004 Annual Report is enclosed.

Appendix A

Montag & Caldwell, Inc.

Name of Fund	Net Assets (as of 12/31/04)	Effective Advisory Fee Rate (% of net assets)
Montag & Caldwell Balanced Fund	$176.8 million	0.53
Montag & Caldwell Growth Fund	$3,185.1 million	0.52
WT Investment Trust I-Large Cap Multi-Manager Series	$50.6 million	0.33
SEI Institutional Investments Trust Large Cap Fund	$1.8 billion	0.20
SEI Institutional Managed Trust Large Cap Growth Fund	$4.1 billion	0.20
SEI Institutional Managed Trust Tax-Managed Large Cap Fund	$2.1billion	0.20
FRIC Diversified Equity Fund	$2.3 billion	0.21
FRIC Equity I Fund	$788 million	0.21
Enterprise Growth Fund	$1,626.6 million	0.21
EQ/Enterprise Growth Portfolio	$259.1 million	0.30

JP Morgan Investment Management Inc.
Name of Fund	Assets (as of 11/30/2004)	Effective Advisory Fee Rate
JP Morgan Value Opportunities Fund	$43 million	0.50%

Capital Guardian Trust Company

Name of Fund	Assets (as of 12/31/2004)	Effective Advisory Fee Rate
EQ/Capital Guardian International	$683.4 million	0.50%
EQ/Capital Guardian Research	$1,031.0 million	0.36%
EQ/Capital Guardian U.S. Equity	$1,047.2 million	0.36%